FORM 8-K
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (date of earliest event reported): October 7, 1996


                      DATAFLEX CORPORATION
     (Exact name of registrant as specified in its charter)



  New Jersey                0-15551              22-2163376

(State or other          (Commission          (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation)



2145 Calumet Avenue, Clearwater, Florida         34625
(Address of principal executive office)         (Zip Code)



Registrant's telephone number, including area code:(813) 562-2200



      3920 Park Avenue, Edison, New Jersey    08820

  (Former name or former address, if changed since last report)







                        Page 1 of 4 pages

Item 1.   Changes in Control of Registrant

          Not Applicable

Item 2.   Acquisition or Disposal of Assets

          Not Applicable

Item 3.   Bankruptcy or Receivership

          Not Applicable

Item 4.   Changes in Registrant's Certifying Accountant

          Not Applicable

Item 5.   Other Events

          Not Applicable

Item 6.   Resignation of Registrant's Directors

          The Board of Directors has removed Gordon McLenithan from the Board of Directors for cause. A copy of the notification to Mr. McLenithan is attached hereto as an exhibit.

          The Board of Directors has elected Anthony Lembo as a director of the Company effective October 7, 1996. The Board of Directors as also appointed Mr. Lembo as President, Chief Operating Officer and Chief Financial Officer of the Company effective October 7, 1996.

          Richard C. Rose will continue to serve as Chairman of the Board and Chief Executive Officer.

Item 7.   Financial Statements and Exhibits

          (a)  Financial statements of business acquired.

               Not Applicable

          (b)  Pro forma financial information

               Not Applicable

          (c)  Exhibits

               -    Notice dated October 7, 1996 to Gordon
                    McLenithan.


Item 8.   Change in Fiscal Year.

          Not Applicable.

                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DATAFLEX CORPORATION



                                BY:
                                   /s/Richard C. Rose
                                   ______________________________
                                   RICHARD C. ROSE,
                                   Chairman




Dated:  October 23, 1996

                         October 7, 1996



Mr. Gordon J. McLenithan
120 Deer Run
Watchung, NJ 07060

Dear Gordon:

At a Board meeting today which was attended by all of the Directors of Dataflex with the exception of you, the Board voted unanimously to remove you as a Director of Dataflex Corporation for caused.

We will file a notice of this on Form 8-K with the SEC within fifteen days.

                                   Very truly yours,


                                   /s/ Richard C. Rose
                                   Richard C. Rose
                                   Chairman and
                                   Chief Executive Officer

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